MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into this 1st day of July, 1996, by and between DCT COMPONENT SYSTEMS, INC., a Michigan corporation, (hereinafter referred to as the "Corporation"), and NOBLE INTERNATIONAL, LTD., a Michigan corporation (hereinafter referred to as the "Manager").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the manufacturing of automotive components and metal stampings ("Business"); and

         WHEREAS, the Manager has extensive experience in the Business; and

         WHEREAS, the Corporation desires to retain management services from the Manager and the Manager desires to provide such management services to the Corporation;

         NOW, THEREFORE, for and in consideration of the promises and the mutual agreements herewith set forth, the parties hereto agree as follows:

         Section 1. Engagement of Manager. The Corporation does hereby engage the Manager as an independent contractor to provide exclusive executive and managerial services for the Corporation, and the Manager accepts such engagement and agrees to faithfully perform such services for the Corporation, upon the terms and conditions hereinafter set forth.

         Section 2. Responsibilities of Manager. The Manager, in accordance with directives from the Corporation's Board of Directors, shall act in the best interest of the Corporation, and in all respects diligently and to the best of its ability operate the Corporation including, but not limited, to the following:

                  (a) Perform executive and general supervision over the business activities of the Corporation with the objective of maximizing profits and operating and maintaining the Corporation's Business in a proper, efficient and business-like manner;

                  (b) Supervise and coordinate the management, administration, staff and operation of the Corporation's Business;

                  (c) Provide the Corporation with advice and consultation in connection with the acquisition and disposition of capital equipment, land and buildings;




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                  (d) Provide the Corporation with advice and guidance in
connection with personnel, recruitment and industrial relations;

                  (e) Provide the Corporation with information as to the internal audit services and control procedures as may be required by the Corporation;

                  (f) Provide the Corporation with such purchasing, training, management, and contracting advice and guidance as may be required by the Corporation;

                  (g) Provide assistance in the marketing and promotion of the Corporation's Business; and

                  (h) Facilitate financing and/or refinancing of the Corporation's capital needs.

         Section 3. Limitation of Authority of Manager. It is understood and agreed that the Manager shall not, without the prior approval of the majority of the Corporation's Board of Directors, which majority must include David C. Stone for purposes of this Section 3, undertake any action regarding any of the following matters:

                     (i) The merger, liquidation or sale (stock or assets) of
                  substantially all of the Corporation;

                     (ii) The acquisition of a business entity for greater than
                  $250,000 in cash; or

                     (iii) Any single capital expenditure in excess of $250,000.

         Section 4.  Payment.

                  (a) For the services rendered pursuant to this Agreement, the Corporation shall pay to Manager an annual fee of One Hundred Thousand and no/100 Dollars ($100,000.00), payable in monthly installments of Eight Thousand Three Hundred Thirty-three and 33/100 Dollars ($8,333.33). The monthly installments shall be paid on the first (1st) day of each month for the term hereof, retroactive to the 1st day of March, 1996.

                  (b) Manager shall not be entitled to any additional compensation for facilitating a refinancing of the Corporation's capital needs and/or the sale or acquisition of any assets or entity by the Corporation, whether such activities are performed by Manager, or any officer, director and/or shareholder of the Corporation or the Manager.

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         Section 5. Resources. It is understood and agreed that the Manager shall be entitled to allocate its resources as the Manager, in its sole discretion, determines, but in all ways shall be obligated to retain, maintain and/or add any resources to its staff or otherwise as required to fully and properly perform its obligations under this Agreement.

         Section 6. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in force and effect for so long as the Manager remains a Shareholder of the Corporation, and so long as Manager is controlled by Robert Skandalaris.

         Section 7. Indemnification. The Corporation shall, to the fullest extent permitted by law, indemnify, defend and hold harmless Manager from and against any and all liabilities, losses, damages, costs and expenses incurred in connection with services provided hereunder.

         Section 8.  Miscellaneous.

                  (a) This Management Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

                  (b) Any notice, request, instruction, or other document to be given hereunder to any party shall be in writing and deemed given on the date it is delivered personally by facsimile transmission with originals mailed by first class mail sent by registered or certified mail, postage prepaid, telegram, or delivered by nationally recognized courier service, as follows:


                           If to the Corporation:

                                    DCT Component Systems, Inc.
                                    34660 Centaur
                                    Clinton Township, Michigan  48035
                                    Attn:  Peter Raab

                           With a copy to:

                                    Stone, Biber & O'Toole, P.C.
                                    2701 Troy Center Dr., Suite 400
                                    Troy, Michigan  48084
                                    Attn:  Roger J. O'Toole


                           If to the Manager:

                                    Noble International, Ltd.
                                    33 Bloomfield Hills Parkway, Suite 155
                                    Bloomfield Hills, Michigan 48304

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                           With a copy to:

                                    Mark A. Davis, Esq
                                    c/o Noble International, Ltd.
                                    33 Bloomfield Hills Parkway, Suite 155
                                    Bloomfield Hills, Michigan 48304

Any party may change his or its address for purposes of this Section by giving notice of such change of address to the other party in the manner herein provided for giving notice.

                  (c) This Management Agreement constitutes the entire agreement between the parties as related to its subject matter and supersedes any prior agreements, whether written or oral, between the parties related to its subject matter.

                  (d) This Agreement is declared to have been made under the laws of the State of Michigan.

                  (e) If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

                  (f) The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (g) This Agreement may be executed in a number of counterparts, and all counterparts executed by the Corporation and the Manager shall constitute one and the same agreement, and it shall not be necessary for Corporation and the Manager to execute the same counterpart hereof.

                  (h) This Agreement may be amended only by an agreement, in writing, signed by all of the parties hereto, or by their successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESSETH:                                   CORPORATION:

                                              DCT COMPONENT SYSTEMS, INC.,
                                              a Michigan corporation


/S/ Mark A. Davis                             By:  /s/ Peter Raab
------------------------                      ---------------------------------

/s/ David C. Stone                            Its: President
------------------------                      ----------------------------------




                                              MANAGER:

                                              NOBLE INTERNATIONAL, LTD.,
                                              a Michigan corporation


/s/ David C. Stone                            By:  /s/ Mark A. Davis
------------------------                      ------------------------
/s/ Elizabeth Miranda                             Mark A. Davis

________________________                      Its: President



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